Exhibit 99.1

Hilltop Holdings Inc. Earnings Presentation Q1 2020 May 2020

Preface 2 Additional Information Corporate Headquarters 6565 Hillcrest Ave Dallas, TX 75205 Phone: 214-855-2177 www.hilltop-holdings.com Please Contact: Erik Yohe Phone: 214-525-4634 Email: eyohe@hilltop-holdings.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our outlook, our business strategy, our financial condition, our efforts to make strategic acquisitions, our revenue, our liquidity and sources of funding, market trends, operations and business, taxes, the impact of natural disasters or public health emergencies, such as the current coronavirus (“COVID-19”) global pandemic, the pending sale of National Lloyds Corporation and regulatory approval thereof, information technology expenses, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume, loan volume and interest rate compression, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, total expenses, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of, and changes in, our allowance for credit losses and provision for (reversal of) credit losses, including as a result of the “current expected credit losses” (CECL) model, anticipated investment yields, expected accretion of discount on loans in future periods, the collectability of loans, cybersecurity incidents, construction costs, cost savings expected from initiatives implemented and planned, including core system upgrades and cost reduction efforts, the outcome of litigation, and our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building”, “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance”, “intends,” “may,” “might,” “outlook”, “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (ii) the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have caused and are causing significant harm to the global economy and our business; (iii) the credit risks of lending activities, including our ability to estimate credit losses and increases to the allowance for credit losses as a result of the implementation of CECL; (iv) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (v) changes in the interest rate environment; (vi) the failure of the National Lloyds Corporation sale transaction to close on the expected timeline or at all; (vii) the effect of the announcement of the National Lloyds Corporation transaction on agent or customer relationships and operating results; (viii) our ability to obtain regulatory approvals and meet other closing conditions to the sale of National Lloyds Corporation; (ix) risks associated with concentration in real estate related loans; (x) effectiveness of our data security controls in the face of cyber attacks; (xi) severe catastrophic events in Texas and other areas of the southern United States; (xii) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (xiii) cost and availability of capital; (xiv) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xv) changes in key management; (xvi) competition in our banking, broker- dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xvii) legal and regulatory proceedings; (xviii) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; (xix) risks associated with merger and acquisition integration; and (xx) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Hilltop Holdings does not undertake an obligation to, and disclaims any duty to, update any of the information herein.

3 COVID-19 Response and Business Continuity Employee Benefits & Health •COVID-19 testing 100% covered under employee benefits plan •All employees continue to be paid regardless of ability to work from home •Social distancing and no face to face meetings in offices •Tracking COVID-19 cases and quarantining for employees •10 confirmed cases where employees have tested positive for COVID-19 out of ~4,850 employees Charitable Giving •$300,000 gift to the Baylor Scott & White’s “Employees 1st Emergency Assistance Fund” •$50,000 in donations to food banks across the U.S. •Together with 19 other Lubbock banks, donated a total of $343,000 to the South Plains COVID-19 Response Fund •Over $200,000 donated nationwide through local donations in each PrimeLending market Remote Work •>75% of Hilltop Holdings, HilltopSecurities, National Lloyds and PrimeLending employees working remotely •>40% of PlainsCapital Bank employees working remotely (essential jobs remain at offices and branches) •Rotating employees in offices where possible (Accounts Payable, Security, IT support, etc.) Cost and Capital Management •Slowed recruiting and hiring outside of certain key needs •Reviewing overall demand and operational activity trends •Suspension of share repurchase program •Suspension of mortgage retention program at PlainsCapital Bank

Delivering Support To Our Impacted Banking Clients

COVID-19 Modified Loan Summary

- Partnering with borrowers that have been impacted by COVID-19
- Approximately **$775 million** of loan modification (up to 90 days) requests in process as of April 23, 2020
  - Completed principal only deferrals of approximately **$219 million**
  - Completed principal and interest deferrals of approximately **$34 million**
  - Remaining modifications are approved but not completed, under review, or in the pipeline to be reviewed
- All deferral requests, regardless of size, now require at least a senior credit officer approval

Paycheck Protection Program (PPP)

- PlainsCapital Bank, an SBA preferred lender, is dedicated to providing relief to small businesses in our communities
- Initial PPP effort focused on serving existing PCB clients
- Started taking PPP applications on April 3, 2020

$777 million in PPP loans requested *$585 million funded through 4/23*	**~3,100 applications** for PPP loans *2,070 processed through 4/23*

PPP Funded Loan Statistics
- Average loan amount: $282k
- 1,682 loans < $350k
- 345 loans $350k to $2 million
- 45 loans > $2 million

Additional Support

Personal Banking and Loan Assistance

- **Waived fees** including: overdraft fees, late fees on consumer loan payments, non-PCB ATM fees, telephone transfer fee, stop payment fees, excess bill pay fees, and CD early withdrawal fees
- **Increased daily spending limits** on debit card products
- **Suspended residential foreclosure activity**

4

HilltopHoldings

$ 46.5 MM $ 0.51 1.41% 9.30% 5 Investor Highlights – Value Creation and Capital Optimization • Net charge-offs in Q1 2020 equated to $1.5 million, or 9 basis points of average loans HFI • Allowance for credit losses of $106.7 million at March 31, 2020, an increase in the reserve balance of $33.0 million from January 1, 2020 Day 1 balance • Significant liquidity and access to secured funding sources with approximately $4.7 billion of cash, securities and secured borrowing capacity Diversified Growth Managed Risk • Mortgage origination volume of $3.6 billion in Q1 2020 grew by $1.2 billion, or 48%, compared to the same quarter in the prior year as rates declined • Average loans2 grew by $378 million, or 6%, driven by National Warehouse Lending and average deposits grew by $650 million, or 8%, compared to first quarter 2019 • The Broker-Dealer segment reported a pre-tax margin of 18.3% compared to 15.8% during the first quarter 2019 as Fixed Income and Wealth Management businesses partially offset a decline in Structured Finance revenues • In Q1 2020, Hilltop paid $8.2 million in stockholder dividends and returned $15 million through share repurchases • Book value per share at March 31, 2020 grew by 12% versus March 31, 2019 to $23.71, and tangible book value per share3 increased 12% during the same period to $20.16 (HTH Consolidated) • Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio4 of 13.03% and a Common Equity Tier 1 Capital Ratio of 15.96% at March 31, 2020 Net Income $28.1MM ROAA 0.86% EPS – Diluted $ 0.5530 ROAE 5.76% Notes: (1) HTH Consolidated defined as continuing and discontinued operations. (2) Loans reflect loans held for investment (HFI) excluding broker-dealer loans. (3) For a reconciliation of tangible book value per share to book value per share see management’s explanation of Non-GAAP Financial Measures in Appendix. (4) Based on the period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets. Hilltop Holdings Investor Deck Business Results Slide 3/31/2020 Q1 2020 Q1 2019 Banking $0.0 $41.6 ($41.6) -100% Mortgage $0.0 $2.9 ($2.9) 100% Pre-Tax Income Q 1 2 0 2 0 49.6 $ 1.47% 9.38% HTH Consolidated1 Continuing Operations Discontinued Operations ($ millions, except per share) Pre-tax Net Income EPS – Diluted ($) National Lloyds Corporation $4.0 $3.2 $0.04

6 Business Results – Pre-Tax Income vs. Prior Year ($ in millions) • Banking pre-tax income of $11.5 million declined by approximately $30.1 million from Q1 2019 as the first CECL-impacted provision expense equated to $34.3 million. Partially offsetting the provision expense was increased net interest income from higher asset balances and lower noninterest expenses, specifically lower professional services and occupancy expenses. • Mortgage pre-tax income of $39.8 million was driven by higher origination volumes, which increased 48% compared to Q1 2019. Gain on sale margins declined modestly to 325 basis points, from 330 basis points in Q1 2019. • Broker-Dealer pre-tax income increased by $1.8 million to $18.2 million compared to Q1 2019. The increase was driven by growth in Capital Markets and Retail offset by a negative mark-to-market adjustment on the Structured Finance mortgage pipeline. • Insurance pre-tax income decline of $2.8 million compared to Q1 2019 was primarily attributable to a decline in the investment portfolio during the quarter. This decline was partially offset by lower losses and loss adjustment expenses. The loss and LAE ratio for the period was 39.7%, compared to 45.0% in Q1 2019. Business Drivers for1 2019 Note: The sum of the period amounts may not equal the total amounts due to rounding. (1) HTH Consolidated defined as continuing and discontinued operations. Q 1 2 0 2 0 Q1 2020

7 Notes: (1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for credit losses). (2) Includes impact of Purchase Accounting, FDIC Indemnification and True-up accrual. (3) Key metrics are for HTH Consolidated results. (4) Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets. Hilltop Holdings – Financial Summary

8 CECL – Reserve Build on Loans HFI $61.1 $12.6 $73.7 ($1.5) $17.6 $16.9 $106.7 12/31/2019 CECL Adoption Impact 1/1/2020 Net Charge-Offs Specific Reserves Economic Factors 3/31/2020 CECL Loans HFI Rollforward 12/31/19 to 3/31/20 CRE 53.9 C&I 38.6 Construction 6.4 1-4 SFR 6.4 Consumer 1.2 Broker Dealer 0.3 Total $106.7 3/31 Reserve Composition During Q1 2020, Total Allowance for Credit Losses (ACL) on Loans HFI increased to $106.7 million • PCB/HTS reserves on individually evaluated loans increased $17.6 million during Q1 2020 • Reserves on collectively evaluated loans increased due to the inclusion of the expected lifetime credit losses under CECL attributable to the deteriorating economic outlook compared to Day 1 • No reserves were required on the HFS/HTM securities portfolios during Q1 2020 • In recent weeks, market economic estimates have deteriorated to reflect information regarding unemployment and potential GDP declines given the impact of COVID–19 • Further deterioration from March 31 assumptions in the economic outlook may require additional credit reserves in future quarters

$11.8 $12.3 $12.9 $13.2 $12.9 3.66% 3.47% 3.43% 3.27% 3.39% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Average Earning Assets (Gross) NIM continuing operations 9 Hilltop Holdings – Net Interest Income & Margin • Net interest income of $110.3 million increased $2.0 million, or 2%, from Q1 2019 • Q1 2020 loan accretion equated to $6.6 million, a decline of $2.0 million versus Q1 2019 • NIM expanded versus Q4 2019 as loan yields declined less than deposit yields during Q1 2020 • Loans HFI yield declined 6 basis points and Loans HFS declined 13 basis points from Q4 2019 t0 Q1 2020 • Q1 2020 interest bearing deposit costs decreased 17 basis points versus Q4 2019 to 0.97% • Total HTH interest bearing deposit betas approximately 28% since July 2019 • Average Loans HFS increased by $605 million from Q1 2019 to $1.6B • Average Loans HFS yielded 3.86% during Q1 2020 Average Earning Assets and NIM Trends 2 Net Interest Income Highlights ($ in billions) Note: Figures reflect continuing operations

10 Hilltop Holdings – Noninterest Income • Noninterest income of $271.7 million increased by $55.8 million compared to Q1 2019 • $61 million increase in mortgage production income and fees driven by origination volumes of $3.6 billion, an increase of $1.2 billion from Q1 2019. The increased origination volume was partially offset by a 5 basis point decline in gain on sale margins • Other income decreased $12.4 million compared to Q1 2019 driven by a reduction in Structured Finance Year-over-Year Noninterest Income ($MM) Noninterest Income & Fee Income Ratio Noninterest Income Highlights 1 Note: Figures reflect continuing operations (1) Fee Income Ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income. ($ in millions) Q1 2019 $216.0 Mortgage Production Income & Fees 61.0 Securities Related Fees & Commissions 7.1 Other Income (12.4) Q1 2020 $271.7 $216.0 $276.7 $306.5 $263.6 $271.7 66.6% 72.1% 73.1% 70.4% 71.1% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Noninterest Income Fee Income Ratio

11 Hilltop Holdings – Noninterest Expenses Year-over-Year Noninterest Expense ($MM) Noninterest Expenses and Efficiency Ratio Noninterest Expense Highlights • Total compensation increased by $9.7 million from Q1 2019 primarily driven by increased variable compensation related to higher mortgage volumes, partially offset by one-time leadership transition charges in Q1 2019 • Variable compensation increased by $16.8 million, in-line with higher mortgage origination volumes offset by lower variable compensation at HilltopSecurities • Occupancy and Equipment expenses declined $8.3 million primarily driven by a gain on the sale of a corporate aircraft and additional cost reductions from consolidation efforts related to utilities and maintenance services • Other expenses reflect an increase in the reserve for unfunded loan commitments of $1.3 million related to the deteriorating market conditions caused by COVID-19 during Q1 2020 Note: Figures reflect continuing operations (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. 1 ($ in millions) Selected Noninterest Expense Items ($ in millions) Q1 2020 Core system improvements $1.9 Q1 2019 $278.7 Compensation and Benefits 9.7 Occupancy and Equipment (8.3) Professional Services 0.7 Other Expenses 1.1 Q1 2020 $281.9

12 Notes: The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized Gross Loan HFI Yield contains purchased loan portfolio. Loan Mix and Yield ($ in billions, ending and average balances) Hilltop Holdings – Loans

13 Hilltop Holdings – Asset Quality Note: The sum of the period amounts may not equal the total amounts due to rounding. Figures represent bank asset quality metrics only (excludes Loans HFS and Broker Dealer Margin Loans).

14 Deposit Mix and Cost Notes: Noninterest-bearing deposits excludes broker-dealer sweep deposits. The sum of the period amounts may not equal the total amounts due to rounding. Hilltop Holdings – Deposits ($ in billions, ending and average balances)

Hilltop Holdings – Liquidity Update 2 15 • Hilltop’s Loan to deposit ratio increased to 98.3% from Q1 2019 while Loans Held for Sale balances increased by $1.3 billion during the same period • During March and April, HTH has secured additional funding to address expected and unexpected liquidity demands that may arise over the coming quarters • PlainsCapital Bank is considering funding PPP loans through the Paycheck Protection Program Liquidity Facility Loan to Deposit Trending PlainsCapital Bank Liquidity 7.0 7.2 7.3 7.4 7.3 1.1 1.6 2.0 2.1 2.4 97.3% 104.1% 106.6% 105.0% 98.3% 77.0% 81.0% 85.0% 89.0% 93.0% 97.0% 101.0% 105.0% 109.0% 0.0 2.0 4.0 6.0 8.0 10.0 12.0 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Loan/Deposit Ratio (%) ($ billions) Loans HFI Loans HFS Loan/Deposit Ratio $ in millions 12/31/19 3/31/20 FHLB Capacity 3,207 $ 3,634 $ Investment Portfolio1 683 717 Fed Deposits (excess daily requirements) 217 340 Fed Discount Window 290 441 Total 4,397 $ 5,132 $ Note (1) Net of any pledged securities

PlainsCapital Bank – Q1 2020 Highlights

Summary Results ($ in millions)	Q1 2019	Q1 2020
Net Interest Income	92.7	93.9
Provision for Credit Losses	1.0	34.3
Noninterest Income	10.6	8.8
Noninterest Expense	60.7	57.0
Income Before Taxes	**$41.6**	**$11.5**

Key Highlights	Q1 2019	Q1 2020
ROAA	1.34%	0.33%
Efficiency Ratio[1]	58.8%	55.5%
Net Interest Margin	4.24%	3.81%
Assets ($bn)	$9.7	$11.6

Q1 2020 Highlights

- Year-over-year HFI loan growth of $319 million, or 5%
  - National Warehouse Lending volume increased $305 million compared to prior year first quarter
  - Suspended mortgage retention program for Q2 2020
- CECL provision expense recorded for the quarter was $34.3 million
  - Net charge offs for Q1 2020 equated to $1.5 million
- Expenses declined versus prior year by 3.7 million, or 6%, driven by lower professional services and lower utilities and maintenance expense as procurement and strategic sourcing benefits are realized
  - Completed the sale of two branches in February
    - Sold loan balance of $46 million and deposit balance of $37 million
    - Transaction expenses of $0.2 million

Efficiency and NIM



58.8%
55.9%
50.5%
54.9%
55.5%
4.24%
4.06%
3.97%
3.77%
3.81%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Efficiency Ratio[1]
Net Interest Margin

Note:
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.

16

HilltopHoldings

PlainsCapital Bank – “Impacted Industry” Credit Portfolio

- The “Impacted Industry” portfolio represents loans within certain non-energy industries we have identified as potentially being severely impacted by COVID-19
  - The outstanding balance of the “Impacted Industry” portfolio was $1.1 billion as of March 31, 2020
  - Over 97% of the portfolio is located in Texas markets
  - Every client situation is unique and not all credits within a category are specifically deemed to be higher risk or adversely impacted by the current environment - these credits are being actively monitored

Impacted Industries	Q1 2020			
	Ending Balance	Unfunded Commitments	ACL % of Loans in Impacted Industry	Descriptions
Retail (Non-owner occupied)	**$348 million** *5% of Loans*	$5 million	1.2%	Includes mostly large, open air shopping centers in predominantly higher traffic areas; includes grocery anchored retail
Retail (Owner occupied)	**$78 million** *1% of Loans*	$1 million	2.0%	Primarily smaller independent retail stores and centers
Retail (C&I / Construction & Land)	**$154 million** *2% of Loans*	$96 million	1.0%	Mostly shopping centers and developments currently under construction
Hotel	**$276 million** *4% of Loans*	$105 million	1.5%	Hotels and motel properties. Approximately 74% of the balance is associated with a national brand
Restaurant	**$267 million** *4% of Loans*	$15 million	1.8%	Portfolio includes both full service and quick service restaurants. Approximately 70% of assets include real estate as collateral

Note: Loans is defined as Total Loans HFI excluding broker-dealer loans

17

HilltopHoldings

4.6% 2.1% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% Q1 2016 Q1 2017 Q1 2018 Q1 2019 Q1 2020 PlainsCapital Bank – Energy Update 18 • PlainsCapital Bank’s outstanding energy exposure equates to $146 million in outstanding balance, or 2.1% of the total loan portfolio, down from $239 million, or 4.6%, in Q1 2016 • Q1 2020 energy ACL of $13.7 million, representing 9.4% of outstanding balances • No energy Shared National Credits • Unfunded energy commitments are subject to borrowing bases and credit review before draw-downs • PlainsCapital Bank incurred a $12.5 million specific reserve in Q1 2020 due to substantial deterioration of one energy credit Energy Exposure Breakdown by Type Select Energy Statistics Select Energy Statistics ($MM) Q1 2019 Q4 2019 Q1 2020 Outstanding Energy Balance 170.7 156.5 145.8 Energy Unfunded Commitments 140.8 65.6 66.3 Criticized Energy Loans 0.5 14.7 13.0 Performing Classified Energy Loans 3.6 37.1 10.7 Non-Performing Classified Energy Loans 7.5 6.4 29.8 Classified & Criticized Energy Loans 11.6 58.2 53.5 Energy NCOs 0.0 0.5 0.7 Energy Loans / Total Loans HFI1 Note: (1) Total loans HFI reflect loans held for investment (HFI) excluding broker-dealer loans. ($239MM) ($146MM) E&P 7% Services 70% Midstream 19% Other 4%

$2.4 $4.0 $4.8 $4.4 $3.6 330 333 335 304 325 100 150 200 250 300 350 $(0.3) $0.7 $1.7 $2.7 $3.7 $4.7 $5.7 $6.7 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Mortgage Originations ($bn) Gain on Sale (bps) 19 PrimeLending – Highlights Mortgage Originations and Gain on Sale Q4 2018 Highlights • Origination volume of $3.6 billion in Q1 2020 increased from Q1 2019 by $1.2 billion, or 48% • Q1 2020 loan sales to PCB equated to $131 million • Executed sale of $19 million of MSR value during Q1 2020 • Given market conditions, retaining a high percentage of MSR value from new originations during Q2 2020 • Noninterest income increased by $61 million, or 52%, versus Q1 2019, attributable to an increase in volume partially offset by a gain-on-sale margin decline of approximately 5 basis points • Noninterest expense increased by $25 million versus prior year period driven primarily by variable compensation related to higher loan origination volumes Note: (1) Gain on Sale calculated as net gains from sale of loans divided by sales volume. Q1 2020 Q1 2020 1 Summary Results ($ in millions) Q1 2018 Q1 2019 Net Interest Income Noninterest Income Noninterest Expense Income Before Taxes Key Highlights Q2 2018 Q2 2019 Origination Volume ($mm) $2,960 $2,447 % Purchase 80% 84% Sales Volume ($mm) $3,185 $2,711 Servicing Asset ($mm) $64 $62 (0.5) 0.4 118.0 179.0 114.7 139.6 $2.9 $39.8 $2,447 $3,623 84% 65% $2,7 1 1 $3,486 $64 $31 Compensation Summary Q1 2019 Q1 2020 Variable Compensation $38.9 $58.3 Non-Variable Compensation $40.1 $42.0 Summary Results ($ in millions) Q1 2019 Q1 2020 Key Highlights ($ in millions) Q1 2019 Q1 2020

HilltopSecurities – Q1 2020 Highlights

Summary Results ($ in millions)	Q1 2019	Q1 2020
Net Interest Income	12.9	13.2
Provision for Credit Losses	(0.1)	0.3
Noninterest Income	91.3	86.2
Noninterest Expense	87.8	80.9
Income Before Taxes	**$16.4**	**$18.2**

Key Highlights ($ in millions)	Q1 2019	Q1 2020
Compensation/Net Revenue (%)	60.6%	56.9%
FDIC Insured Balances at PCB	$1,302	$1,500
Other FDIC Insured Balances	$747	$761
Public Finance Offerings	$11,792	$11,522
TBA Volume	$1,148	$1,954

Q1 2020 Highlights

- HilltopSecurities generated $99.4 million in net revenue during the first quarter of 2020
    - Fixed Income Services benefited from the lower rate environment, effective hedging tools and an increase in volatility with total volume increasing 28% compared to Q1 2019
    - Recognized $20 million negative mark-to-market adjustment on the Structured Finance mortgage pipeline as a result of significant market dislocations during March
    - Market volatility during Q1 2020 resulted in higher customer ticket volumes, which increased by 7% from Q1 2019 and resulted in improved results for Retail and Clearing Services businesses
- Noninterest expenses during the first quarter of 2020 decreased $6.9 million, primarily driven by lower variable compensation associated with lower revenue

Net Revenues by Business Line

($ in millions)	Q1 2019	Q1 2020
Public Finance Services	13.3	14.5
Fixed Income Services	21.2	27.8
Wealth Management		
Retail	23.7	27.7
Clearing Services	11.7	12.0
Securities Lending	2.1	2.1
Structured Finance	26.4	12.8
Other	5.7	2.6
Net Revenues	**$104.2**	**$99.4**

Note:
The sum of the period amounts may not equal the total amounts due to rounding.

20

HilltopHoldings

45.0% 74.6% 44.9% 43.6% 39.7% 41.5% 38.4% 38.3% 40.5% 38.0% 86.5% 113.0% 83.2% 84.1% 77.7% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Loss & LAE Ratio Expense Ratio Total 21 National Lloyds Corporation – Highlights • National Lloyds moved to discontinued operations • The sale of National Lloyds Corporation to Align Financial Holdings is expected to close during the second quarter of this year, with the Form A filing submitted on time to regulators in March • Pre-tax income of $4.0 million in Q1 2020 versus $6.8 million in Q1 2019 • Equity investment mark-to-market losses during Q1 2020 equated to $4.4 million; the performance of the equity portfolio was in-line with the decline in the broader equity market • Combined ratio of 77.7% in Q1 2020, down from prior year first quarter of 86.5%, driven by lower Loss and LAE expenses and overall operational expenses • Underwriting income (excludes impact of the investment portfolio) improved versus Q1 2019 as NLC has substantially completed the exit of non-core states and commercial lines of business and has introduced its streamlined product and made other key operational changes Q4 2018 Highlights Combined Ratio Q 1 2 0 2 0 Q1 2020 Summary Results ($ in millions) Q1 2018 Q1 2019 Net Interest Income Noninterest Income Noninterest Expense Income Before Taxes Key Highlights ($ in millions) Q1 2018 Q1 2019 Direct Premiums Written Net Premiums Earned 0.6 0.6 36.5 30.4 30.3 27.0 $6.8 $4.0 30.8 30.0 33.2 32.6 Key Highlights ($ in millions) Q1 2019 Q1 2020 Summary Results ($ in millions) Q1 2019 Q1 2020

22 Hilltop Holdings – 2020 Commentary Comments Loan Growth (FY Average HFI Loan Growth) • PPP loan originations expected to provide majority of loan growth • Suspending the retention of single family mortgage loans at PlainsCapital Bank • Commercial loan pipelines remain solid, clients delaying pricing and funding until further economic clarity emerges • Through March 31, no significant draws on unfunded commitments Deposit Growth (Full year average deposit growth) • Deposit inflows expected to remain positive Net Interest Income • Purchase accounting accretion expected to decline by 20 - 30% versus 2019 levels • Negative impact on annualized Net Interest Income from falling rates and relatively flat yield curve Noninterest Income • Normalization of mortgage origination volumes once pandemic restrictions are removed, economic certainty can be assessed and citizens are comfortable that they can safely evaluate homes • For Q2 2020, expect higher percentage mix of refinance activity Noninterest Expense • Non-variable expenses to remain stable • Variable expenses will follow revenue contribution from fee businesses Provision Expense • Expect further increases in credit reserves pursuant to changes in economic outlook Effective Tax Rate (GAAP) • 22 – 24% full year basis

Appendix 23

24 Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures (Continued) • Hilltop Consolidated This presentation includes two non-GAAP financial measures, Tangible Common Equity and Tangible book value per share, or TBVPS. Tangible common equity is defined as our total stockholders’ equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity. TBVPS represents Hilltop’s tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity. Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ($ '000, except per share amounts) Q1 2019 Q4 2019 Q1 2020 Total Stockholder's Equity 1,991,527 2,103,039 2,136,711 Less: Preferred Stock 0 0 0 Common Stockholder's Equity 1,991,527 2,103,039 2,136,711 Less: Goodwill 291,435 291,435 291,435 Other intangible assets, net 35,965 30,155 28,447 Tangible Common Equity 1,664,127 1,781,449 1,816,829 Shares outstanding as of period end 93,821 90,641 90,108 Book Value Per Share (Common Stockholder's Equity / Shares Outstanding) $21.23 $23.20 $23.71 Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding) $17.74 $19.65 $20.16